UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): August 28, 2007 (August 22, 2007)
DURA AUTOMOTIVE SYSTEMS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware (State or other jurisdiction of incorporation)	000-21139 (Commission File Number)	38-3185711 (IRS Employer Identification No.)
2791 Research Drive, Rochester Hills, Michigan 48309
(Address of Principal Executive Offices, including Zip Code)
(248) 299-7500
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events.
     On August 22, 2007, Dura Automotive Systems, Inc., and its affiliated debtors and debtors-in-possession (collectively, the “Company”), filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) The Debtors’ Joint Plan Of Reorganization Under Chapter 11 Of The Bankruptcy Code, dated August 22, 2007 (the “Plan”), and the related Disclosure Statement For The Debtors’ Joint Plan Of Reorganization Under Chapter 11 Of The Bankruptcy Code, dated August 22, 2007 (the “Disclosure Statement”). Copies of the Plan and Disclosure Statement as filed with the Bankruptcy Court are attached hereto as Exhibits 99.1 and 99.2, respectively. A copy of a press release dated August 22, 2007, announcing the filing of the Plan and the Disclosure Statement, is attached hereto as Exhibit 99.3. Copies of the Plan and Disclosure Statement, as well as exhibits to the Disclosure Statement not attached to Exhibit 99.2, are also available under the “Court Documents” section of the website of the Company’s claims and noticing agent at dura.kccllc.net. The information set forth on the foregoing website shall not be deemed to be a part of or incorporated by reference into this Form 8-K.
     The Company recommends that its stakeholders refer to the limitations and qualifications included in the Plan and Disclosure Statement. Information contained in the Plan and Disclosure Statement is subject to change, whether as a result of amendments to the Plan and Disclosure Statement, actions of third parties or otherwise.
     Bankruptcy law does not permit solicitation of acceptances of the Plan until the Bankruptcy Court approves the Disclosure Statement. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. The Plan will become effective only if it receives the requisite stakeholder approval and is confirmed by the Bankruptcy Court.
Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code

99.2	Disclosure Statement for Debtors’ Joint Plan of Reorganization Pursuant to Chapter 11 of the United States Bankruptcy Code

99.3	Press Release dated August 22, 2007

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SIGNATURES
     According to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned.

Dura Automotive Systems, Inc.

/s/ David L. Harbert

Date: August 28, 2007	By: David L. Harbert
Its: Vice President Chief Financial Officer